EXHIBIT 24

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer of Welltower Inc. (the “Company”), a Delaware corporation, hereby constitutes and appoints Thomas J. DeRosa and John A. Goodey, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 2018 to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, and any and all amendments to such Form 10-K, and to file such Form 10-K and each such amendment so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 7th day of February 2019.

/s/ Jeffrey H. Donahue	/s/ Sergio D. Rivera
Jeffrey H. Donahue, Chairman	Sergio D. Rivera, Director

/s/ Kenneth J. Bacon	/s/ Johnese Spisso
Kenneth J. Bacon, Director	Johnese Spisso, Director

/s/ Karen DeSalvo	/s/ R. Scott Trumbull
Karen DeSalvo, Director	R. Scott Trumbull, Director

/s/ Geoffrey G. Meyers	/s/ Gary Whitelaw
Geoffrey G. Meyers, Director	Gary Whitelaw, Director

/s/ Timothy J. Naughton	/s/ Thomas J. DeRosa
Timothy J. Naughton, Director	Thomas J. DeRosa, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sharon M. Oster	/s/ John A. Goodey
Sharon M. Oster, Director	John A. Goodey, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Judith C. Pelham	/s/ Joshua T. Fieweger
Judith C. Pelham, Director	Joshua T. Fieweger, Vice President - Controller (Principal Accounting Officer)